UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2025

Compass Digital Acquisition Corp.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40912	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 US HWY 50, Suite 207

Zephyr Cove, NV

(Address of principal executive offices)

89448

(Zip Code)

Registrant’s telephone number, including area code: (775) 339-1671

195 US HWY 50, Suite 309

Zephyr Cove, NV 89448

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously reported, on September 5, 2024, Compass Digital Acquisition Corp., a Cayman Islands exempted company (the “Company”), entered into a Business Combination Agreement (the “Business Combination Agreement”) with EEW Renewables Ltd, a company formed under the laws of England and Wales (“EEW”), and other parties named therein. On November 3, 2025, the Company received a notice from EEW purporting to terminate the Business Combination Agreement pursuant to Sections 10.1(b) and 10.1(d) thereof. On November 6, 2025, the Company sent a letter to EEW refuting EEW’s purported attempt to terminate the Business Combination Agreement.

On November 17, 2025, the Company sent EEW a letter terminating the Business Combination Agreement, effective immediately, pursuant to Section 10.1(e) thereof, as a result of EEW’s material uncured breaches of the Business Combination Agreement. The letter further seeks compensation for the losses incurred by the Company and its sponsor in connection with EEW’s breaches of the Business Combination Agreement. The termination of the Business Combination Agreement shall have the effects set forth in Section 10.2 of the Business Combination Agreement.

Upon termination of the Business Combination Agreement, each of the Lock-Up Agreement, Insider Letter Amendment, Sponsor Agreement and Non-Competition Agreements also terminated in accordance with their respective terms.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPASS DIGITAL ACQUISITION CORP.

By:	/s/ Nick Geeza
Name:	Nick Geeza
Title:	Chief Financial Officer

Date: November 17, 2025